FOR IMMEDIATE RELEASE


CONAGRA FOODS COMPLETES THE SALE OF UNITED AGRI PRODUCTS

Divestitures Complete Strategic Reshaping of Company; Major Milestone
Accomplished

OMAHA, Neb., November 24, 2003 -- Today ConAgra Foods, Inc. (NYSE: CAG), home of many famous consumer food brands, completed the previously announced divestiture of United Agri Products (UAP), its U.S. and Canadian crop inputs business, to Apollo Management, L.P. This divestiture completes the strategic reshaping of ConAgra Foods into a branded and value-added packaged foods company.

Transaction Details

For United Agri Products, ConAgra Foods received:

     o    $500 million in cash, and

     o    $60 million in the form of preferred securities.

ConAgra Foods expects to receive an additional $50 million in cash upon the completion of the final closing balance sheet within the next few months.

Earlier today, ConAgra Foods announced that it had also completed the previously announced divestiture of its chicken processing business to Pilgrim's Pride (NYSE: PPC). Additional details regarding this announcement are posted in a question-and-answer document located on the company's Web site, www.conagrafoods.com, in the Investor's section.

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ConAgra Foods undertook a series of strategic initiatives to reshape the company to focus on branded and value-added foods. Through a series of strategic portfolio changes that include the divestiture of fresh beef, pork and chicken processing operations, a canned seafood business, cheese processing businesses, a crop inputs distribution business and other smaller commodity-oriented businesses, along with the acquisition of many popular brands, the company has concentrated its capital in branded and value-added foods. Today the company has over 40 favorite brands that serve consumer grocery retailers as well as restaurants and other foodservice establishments.

Bruce Rohde, chairman and chief executive officer of ConAgra Foods, commented, "These divestitures complete the strategic reshaping of the company and mark the beginning of a new era for ConAgra Foods. ConAgra Foods has now become a packaged food company with many of America's favorite food brands, and with higher margin businesses than it had just a few short years ago."

ConAgra Foods, Inc. (NYSE: CAG) is one of North America's largest packaged food companies, serving consumer grocery retailers, as well as restaurants and other foodservice establishments. Popular ConAgra Foods consumer brands include: ACT II, Armour, Banquet, Blue Bonnet, Brown `N Serve, Butterball, Chef Boyardee, Cook's, Crunch 'n Munch, DAVID, Decker, Eckrich, Egg Beaters, Fleischmann's, Gulden's, Healthy Choice, Hebrew National, Hunt's, Kid Cuisine, Knott's Berry Farm, La Choy, Lamb Weston, Libby's, Lightlife, Louis Kemp, Lunch Makers, MaMa Rosa's, Marie Callender's, Manwich, Orville Redenbacher's, PAM, Parkay, Pemmican, Peter Pan, Reddi-wip, Rosarita, Ro*Tel, Slim Jim, Snack Pack, Swiss Miss, Van Camp's, Wesson, Wolf, and many others. For more information, please visit us at www.conagrafoods.com.

Note on Forward-Looking Statements:

This news release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. Future economic circumstances, industry conditions, company performance and financial results, availability and prices of raw materials, product pricing, competitive environment and related market conditions, operating efficiencies, access to capital, actions of governments and regulatory factors affecting the company's businesses and other risks described in the company's reports filed with the Securities and Exchange Commission are

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examples of factors,  among  others,  that could cause actual  results to differ materially from those described in the forward-looking statements. The company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.